                                                                     EXHIBIT 4.2

                                                                  Execution Copy

--------------------------------------------------------------------------------




                                WARRANT AGREEMENT

                                     BETWEEN

                            GOTHIC ENERGY CORPORATION

                                       AND

                             AMERICAN STOCK TRANSFER

                                & TRUST COMPANY,

                                AS WARRANT AGENT

                      -----------------------------------


                          DATED AS OF SEPTEMBER 9, 1997

                      -----------------------------------



                  WARRANTS TO PURCHASE 1,400,000 COMMON SHARES



                                TABLE OF CONTENTS
RECITALS..........................................................................................................1

AGREEMENT.........................................................................................................1

1.      DEFINITIONS...............................................................................................1

2.      WARRANT CERTIFICATES......................................................................................7
        2.1    Issuance of Warrants...............................................................................7
        2.2    Form, Denomination and Date of Warrants............................................................8
        2.3    Execution and Delivery of Warrant Certificates.....................................................8
        2.4    Transfer and Exchange.............................................................................10
        2.5    Temporary Securities..............................................................................11
        2.6    Effective Registration............................................................................12

3.      EXERCISE AND EXPIRATION OF WARRANTS......................................................................12
        3.1    Right to Acquire Warrant Shares Upon Exercise.....................................................12
        3.2    Exercise and Expiration of Warrants...............................................................12

               (a)    Exercise of Warrants.......................................................................12
               (b)    Expiration of Warrants.....................................................................12
               (c)    Method of Exercise.........................................................................12
               (d)    Partial Exercise...........................................................................13
               (e)    Issuance of Warrant Shares.................................................................13
               (f)    Time of Exercise...........................................................................14
               (g)    Exercise of Certain Warrants Evidenced by Unit Certificates................................14
        3.3    Application of Funds Upon Exercise of Warrants....................................................14
        3.4    Payment of Taxes..................................................................................15
        3.5    Surrender of Certificates.........................................................................15
        3.6    Shares Issuable...................................................................................15

4.      REGISTRATION RIGHTS......................................................................................15

5.      DISSOLUTION, LIQUIDATION OR WINDING UP...................................................................15

6.      ADJUSTMENTS..............................................................................................16
        6.1    Adjustments.......................................................................................16

               (a)    Stock Dividends, Subdivisions and Combinations.............................................16
               (b)    Certain Other Dividends and Distributions..................................................17
               (c)    Reclassifications..........................................................................17
               (d)    Distribution of Warrants or Other Rights to Holders of Common
                      Shares.....................................................................................18


               (e)    Superseding Adjustment of Number of Warrant Shares into Which
                      Each Warrant is Exercisable................................................................18
               (f)    Other Provisions Applicable to Adjustments under this Section..............................19
               (g)    Warrant Price Adjustment...................................................................20
               (h)    Merger, Consolidation or Combination.......................................................20
               (i)    Compliance with Governmental Requirements..................................................20
               (j)    Optional Tax Adjustment....................................................................20
               (k)    Warrants Deemed Exercisable................................................................20
               (l)    Limitations on Certain Non-Stock Dividends.................................................21
        6.2    Notice of Adjustment..............................................................................21
        6.3    Statement on Warrant Certificates.................................................................21
        6.4    Fractional Interest...............................................................................21

7.      LOSS OR MUTILATION.......................................................................................22

8.      RESERVATION AND AUTHORIZATION OF WARRANT SHARES..........................................................22

9.      WARRANT TRANSFER BOOKS...................................................................................23

10.     WARRANT HOLDERS..........................................................................................24
        10.1   Voting or Dividend Rights.........................................................................24
        10.2   Rights of Action..................................................................................25
        10.3   Treatment of Holders of Warrant Certificates......................................................25
        10.4   Communications to Holders.........................................................................25

11.     CONCERNING THE WARRANT AGENT.............................................................................25
        11.1   Nature of Duties and Responsibilities Assumed.....................................................25
        11.2   Right to Consult Counsel..........................................................................27
        11.3   Compensation, Reimbursement and Indemnification...................................................27
        11.4   Warrant Agent May Hold Company Securities.........................................................28
        11.5   Resignation and Removal; Appointment of Successor.................................................28
        11.6   Appointment of Countersigning Agent...............................................................29

12.     ADDITIONAL COVENANTS OF THE COMPANY......................................................................30
        12.1   Reports to Holders................................................................................30
        12.2   Compliance with Agreements........................................................................30
        12.3   Maintenance of Office.............................................................................31

13.     NOTICES..................................................................................................31
        13.1   Notices Generally.................................................................................31
        13.2   Required Notices to Holders.......................................................................32
        13.3   Company Notices to Warrant Agent..................................................................33


14.     APPLICABLE LAW...........................................................................................33

15.     PERSONS BENEFITING.......................................................................................33

16.     COUNTERPARTS.............................................................................................33

17.     AMENDMENTS...............................................................................................34

18.     INSPECTION...............................................................................................34

19.     SUCCESSOR TO THE COMPANY.................................................................................35

20.     ENTIRE AGREEMENT.........................................................................................35

21.     HEADINGS.................................................................................................35

                                    EXHIBITS

A.      Form of Warrant Certificate.............................................................................A-1

B.      Form of Accredited Investor Transferee Certificate......................................................B-1

C.      Form of Legal Opinion on Transfer.......................................................................C-1

                               WARRANT AGREEMENT

         THIS WARRANT AGREEMENT, dated as of September 9, 1997 (the "Issue Date"), is entered into between GOTHIC ENERGY CORPORATION, an Oklahoma corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST, a New York corporation, as warrant agent (the "Warrant Agent").

                                    RECITALS

         A. This Agreement is entered into in connection with the offering by the Company of 100,000 Units (the "Units") consisting of an aggregate of $100,000,000 principal amount of 12 1/4% Senior Notes due September 1, 2004 (the "Notes") and 1,400,000 Common Stock Purchase Warrants (the "Warrants"). Each of the Units consists of $1,000 principal amount of the Notes and 14 Warrants, each to purchase one share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The Warrants and the Notes are not detachable or separately transferable until the Unit Termination Date (as defined below).

         B. The Company proposes to issue 1,400,000 Warrants, as hereinafter described, each to purchase at the Warrant Exercise Price (as defined below) one Common Share, par value $.01 per share, of the Company on or after the Separation Date (as defined below) and prior to the Expiration Date (as defined below).

         C. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act on behalf of the Company, in connection with the issuance of the Warrant Certificates (as defined below) and the other matters provided herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         "Additional Common Shares" shall mean all Common Shares issued or issuable by the Company after the date of this Agreement, other than the Warrant Shares.

         "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, "Affiliate" shall not include any wholly-owned Subsidiary of the Company.

         "Agreement" shall mean this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

         "Business Day" shall mean a day which in New York, New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

         "Capital Stock" of any Person shall mean any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock, and any warrants, options or similar rights to acquire such capital stock.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Equity Securities" shall mean any class or series of Common Shares of the Company.

         "Common Shares" shall mean (i) the common stock, par value $.01 per share, of the Company, as constituted on the original issuance of the Warrants,
(ii) any Capital Stock into which such Common Shares may thereafter be changed and (iii) any share of the Company of any other class issued to holders of such Common Shares upon any reclassification thereof.

         "Company" shall mean the company identified in the preamble hereof and its successors and assigns.

         "Company Order" shall mean a written request or order signed in the name of the Company by its Chairman or any Co-Chairman of the Board, its Chief Executive Officer, its President, any Vice President, and by its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Warrant Agent.

         "Corporate Agency Office" shall have the meaning given such term in
Section 9.

         "Countersigning Agent" shall mean any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

         "Current Common Equityholder" shall mean any Person who is a holder of Common Equity Securities on the date of this Agreement.

         "Current Market Price" shall mean, with respect to any security on any date:

                           (1) if the Company does not have a class of equity
                  securities registered under the Exchange Act, the value of such security (a) determined in good faith in the most recently completed arm's-length transaction between the Company and an unaffiliated third party in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (b) if no such transaction shall have occurred on such date or within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert using one or more valuation methods that such Independent Financial Expert, in its best professional judgment, determines to be most appropriate but without giving effect to the discount for any lack of liquidity of the security or to the fact that the Company may not have any class of equity securities registered under the Exchange Act and assuming that the Warrants are currently exercisable (in the event of more than one such determination, the determination for the later date shall be used) or (c) if no such determination shall have been made within such six-month period, determined as of such date by an Independent Financial Expert as described in (b) above, or

                           (2) if the Company does have a class of equity
                  securities registered under the Exchange Act, the average of the daily Market Prices of such security for each Business Day during the period commencing thirty (30) Business Days before such date and ending on the date one day prior to such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than thirty (30) consecutive Business Days before such date, then the average of the daily Market Price for all of the Business Days before such date for which daily Market Prices are available provided, however, that in the event that the Current Market Price per share of a security is determined during a period following the announcement by the Company of (A) a dividend or distribution on such a security payable in shares of such a security or securities convertible into shares of such a security, or (B) any subdivision, combination or reclassification of such security, and prior to the expiration of such thirty (30) Business Day period before such date (or, if applicable, such lesser number of Business Days before such date for which daily Market Prices are available) after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then in each such case, Current Market Price shall be properly adjusted to take into account ex-dividend trading.

         "Effective Date" shall mean the date of declaration by the SEC of effectiveness of the Warrants Shelf Registration Statement.

         "Effective Registration" shall mean that the Company shall have filed and caused to become effective a Warrants Shelf Registration Statement under the Securities Act for the sale of Warrants by the Holders.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Expiration Date" shall mean September 1, 2004 or such earlier date as determined in accordance with Section 5.

         "Exchange Offer Registration Statement" shall have the meaning set forth in the

Registration Rights Agreement.

         "Guarantors" shall mean Gothic Energy of Texas, Inc., an Oklahoma corporation, and Gothic Gas Corporation, an Oklahoma corporation.

         "Holder" or "Warrantholder" shall mean any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register.

         "Indenture" shall mean the Indenture dated as of September 9, 1997, by and among the Company, the Guarantors and The Bank of New York, as trustee.

         "Independent" shall mean a nationally recognized investment banking firm or Person (as the case may be) (i) that does not then have, and for the ten years immediately preceding such time has not had (and, in the case of a nationally recognized investment banking firm, whose directors, officers, employees and Affiliates do not then have, and for the ten years immediately preceding such time have not had) a direct or indirect interest in the Company or any of its Subsidiaries or Affiliates or any successor to any of them and
(ii) that is not then, and for the ten years immediately preceding such time was not (and, in the case of a nationally recognized investment banking firm, whose directors, officers, employees or Affiliates are not then, and for the ten years immediately preceding such time were not) an employee, consultant, advisor, director, officer or Affiliate (it being understood that the term "Independent" when applied to a director of the Company, means a non-employee director of the Company whose only relationship with the Company during the relevant period has been as a director of the Company) of the Company, any of its Subsidiaries or Affiliates or any successor to any of them.

         "Independent Financial Expert" shall mean an Independent nationally recognized investment banking firm with assets in excess of $1.0 billion selected by a majority of the members of the Board of Directors (and by a majority of the Independent members of the board, if any) of the Company.

         "Initial Purchasers" shall mean Oppenheimer & Co., Inc., Banc One Capital Corporation and Paribas Corporation.

         "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

         "Market Price" shall mean (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or The Wall Street Journal, Eastern Edition, or if such newspaper is no longer published then in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than thirty (30) days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the thirty (30) days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

         "Non-Stock Dividend" shall mean any payment by the Company to all holders of its Common Shares of any dividend, or any other distribution by the Company to such holders, of any shares of Capital Stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a merger or consolidation or sale to which Section 6.1(h) applies, (ii) of any Common Shares referred to in
Section 6.1(a) or (iii) of cash not in liquidation of the Company.

         "Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity or becomes a wholly-owned subsidiary of another entity.

         "outstanding" shall mean, as of the time of determination, when used with respect of any Warrants, all Warrants originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired pursuant to Sections 3.2(b), 5 or 7 and
(iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants owned by the Company or any Subsidiary or Affiliate of the Company or any Person that is at such time a party to a merger or acquisition agreement with the Company shall be disregarded and deemed not to be outstanding.

         "Person" shall mean any individual, corporation (including a business trust), partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, unincorporated association, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Purchase Agreement" shall mean that Purchase Agreement, dated September 2, 1997, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Qualified Institutional Buyer" shall have the meaning given such term in Rule 144A under the Securities Act.

         "Recipient" shall have the meaning given such term in Section 3.2(e).

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of September 9, 1997, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Registrar" shall have the meaning set forth in the Indenture.

         "Restricted Warrants" shall have the meaning given such term in Section 2.2(b).

         "Restricted Warrant Legend" shall mean the legend so designated on the Warrant Certificate attached hereto as Exhibit A.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

         "Separation Date" shall mean the date that is the earlier of (i) the date on which the Exchange Offer Registration Statement is declared effective under the Securities Act and (ii) March 8, 1998. The Company shall notify the Warrant Agent promptly if the Separation Date occurs prior to March 8, 1998 in accordance with Section 13.3. The Company shall notify the Warrant Agent in accordance with Section 13.3 if the Unit Termination Date occurs prior to March 8, 1998.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "Voting Stock" shall mean, with respect to any Person, one or more classes of the Capital Stock of such Person entitled to vote under ordinary circumstances in the election of directors, managers or trustees of such Person.

         "Units" shall have the meaning set forth in the Preamble.

         "Unit Certificate" shall have the meaning set forth in the Indenture.

         "Unit Termination Date" shall mean (i) March 8, 1998 or (ii) such earlier date as determined under the Indenture.

         "Warrant Agent" shall mean the warrant agent named in the preamble hereof or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

         "Warrant Certificates" shall mean those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A attached hereto.

         "Warrant Price" shall mean the exercise price per Warrant Share, initially set at $3.00, subject to adjustment as provided in Section 6.1(g).

         "Warrant Register" shall have the meaning given such term in Section 9.

         "Warrant Shares" shall mean the Common Shares issuable upon exercise of the Warrants, the number of which is subject to adjustment from time to time in accordance with Section 6.

         "Warrants" shall mean those warrants issued hereunder to purchase initially up to an aggregate of 1,400,000 Warrant Shares at the Warrant Price, subject to adjustment pursuant to Section 6.

         "Warrants Shelf Registration Statement" shall have the meaning given such term in the Registration Rights Agreement.

2.       WARRANT CERTIFICATES

         2.1      Issuance of Warrants.

                  (a) An aggregate of 1,400,000 Warrants are deemed issued on the date of this Agreement to the registered holders of Unit Certificates issued pursuant to the Indenture on such date. Notwithstanding any provision of this Agreement to the contrary, on or prior to the Unit Termination Date, the Warrants shall be evidenced by the Unit Certificates issued pursuant to the terms of the Indenture and the ownership of which shall be registered by the Registrar in accordance with the Indenture.

                  (b) After the Unit Termination Date, the Warrant Agent shall issue Warrant Certificates to each registered owner of Unit Certificates as of the close of the Unit Termination Date, in the name and number (14 Warrants per Unit) and in such form (global or definitive) as set forth on a list of registered holders of Unit Certificates as of the close of the Unit Termination Date furnished to the Warrant Agent by the Registrar pursuant to Section 2.15
(c) (iii) of the Indenture; provided that no Warrant Certificate shall be issued to holders in respect of Unit Certificates that have been noted by the Warrant Agent as having had the Warrants evidenced thereby exercised pursuant to Section 3.2(g) hereof. Each Warrant Certificate issued pursuant to this paragraph (b) shall evidence 14 Warrants multiplied by the number of Units specified as held by the holder as set forth in the above list, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Share, subject to adjustment as provided in
Section 6.

         2.2      Form, Denomination and Date of Warrants.

                  (a) The Unit Certificates shall be issued in the form provided in the Indenture. Warrant Certificates shall be substantially in the form of Exhibit A hereto. The Warrants shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Warrant Agent. Each Warrant shall be dated the date of its authentication. Any of the Warrants may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Warrants are admitted to trading, or to conform to general usage. All Warrants shall be otherwise substantially identical except as to denomination and as provided herein.

                  (b) Purchasers of Warrants will receive certificated Warrants bearing the Restricted Warrant Legend ("Restricted Warrants"). Restricted Warrants will bear the Restricted Warrant Legend unless removed in accordance with Section 2.4.

         Upon the occurrence of an Effective Registration, all requirements with respect to legends on Warrants will cease to apply, and certificated Warrants without legends will be available to the Holders.

         2.3      Execution and Delivery of Warrant Certificates.

                  (a) Warrant Certificates evidencing the Warrants which may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing 1,400,000 Warrants, except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to Sections 2.6, 3.2(d), 7 and 9.

                  (b) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the Company for issuance. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 2.2, 2.6, 3.2(d), 7 or 9.

                  (c) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

                  (d) The Warrants are being offered and sold by the Company pursuant to the Purchase Agreement. Warrants offered and sold to Qualified Institutional Buyers shall be evidenced initially by a single, permanent global Unit Certificate in definitive, fully registered form with appropriate restrictive legends set forth thereon (the "Global Unit Certificate") deposited with The Bank of New York, as custodian for and registered in the name of the Depositary or a nominee of the Depositary. The number of Warrants represented by such Global Unit Certificate may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as provided in the Indenture. After the Unit Termination Date, a Warrant Certificate issued in the name Depositary in respect of the Global Unit Certificate shall be a single, permanent global Warrant Certificate in definitive, fully registered form with the Global Warrant Legend and Restricted Warrant Legend set forth in the form of Warrant (the "Global Warrant") and deposited with the Warrant Agent, as custodian for and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Warrant Agent as hereinafter provided. The number of Warrants represented by such Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and the Depositary or its nominee as hereinafter provided.

                  (e) This Section 2.3(e) shall apply only to the Global Warrant deposited with or on behalf of the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or under the Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the absolute owner of the Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of the Company or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members the operation of customary practices governing the exercise of the rights of a holder of any Warrant.

                  (f) Except as otherwise provided herein, owners of beneficial interests in the Global Warrant will not be entitled to receive physical delivery of certificated Warrants. After the Unit Termination Date, purchasers of Warrants who are not Qualified Institutional Buyers, or
holders of Unit Certificates as of the Unit Termination Date and issued in definitive form, will receive certificated Warrants bearing the Restricted Warrant Legend ("Restricted Warrants"); provided, however, that upon transfer of
                                        --------  -------
such certificated Warrants to a Qualified Institutional Buyer, such certificated Warrants will, until the Global Warrant has previously been exchanged, be exchanged for an interest in the Global Warrant pursuant to the provisions of
Section 2.4 hereof. Restricted Warrants will bear the Restricted Warrant Legend unless removed in accordance with Section 2.4(b).

         Upon the occurrence of an Effective Registration, all requirements with respect to the Global Warrant and legends on Warrants will cease to apply, and certificated Warrants without legends will be available to the Holders.

         2.4      Transfer and Exchange.

                  (a) If a holder of a Restricted Warrant wishes at any time to transfer such Restricted Warrant to a Person who wishes to take delivery thereof in the form of a Restricted Warrant, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Warrant, cause the exchange of such Restricted Warrants for one or more Restricted Warrants of any authorized denomination or denominations and exercisable for the same aggregate number of Warrant Shares. Upon receipt by the Warrant Agent at its Corporate Agency Office of (1) such Restricted Warrant, duly endorsed as provided herein, (2) instructions from such holder directing the Warrant Agent to authenticate and deliver one or more Restricted Warrants exercisable for the same aggregate number of Warrant Shares as the Restricted Warrant to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Warrants to be so issued and appropriate delivery instructions, (3) a certificate in the form of Exhibit B attached hereto given by the Person acquiring the Restricted Warrants, to the effect set forth therein, and (4) an opinion of counsel to the transferor of such Restricted Warrant in the form of Exhibit C hereto, to the effect set forth therein, then the Warrant Agent shall cancel or cause to be canceled such Restricted Warrant and, concurrently therewith, the Company shall execute, and the Warrant Agent shall authenticate and deliver, one or more Restricted Warrants to the effect set forth therein, in accordance with the instructions referred to above.

                  (b) If Warrants are issued upon the transfer, exchange or replacement of Warrants bearing the Restricted Warrant Legend, or if a request is made to remove such Restricted Warrant Legend, the Warrants so issued shall bear the Restricted Warrant Legend, or the Restricted Warrant Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company satisfactory evidence, which may include an opinion of counsel as may be reasonably required by the Company to the effect that neither the Restricted Warrant Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Warrants, that such Warrants are not "restricted" within the meaning of Rule 144 under the Securities Act or (ii) there is an Effective Registration with respect to the Warrants then in effect or the Warrants as to which the Restricted Warrant Legend is sought to be removed have been disposed of in accordance with the Warrants Shelf Registration. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Warrant Agent of an Effective Registration with respect to the Warrants, the Warrant Agent, at the direction of the Company, shall authenticate and deliver Warrant Certificates that do not bear the Restricted Warrant Legend.

                  (c) No service charge shall be made to a Warrantholder for any registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

                  (d) The Warrant Agent shall use CUSIP numbers in notices of repurchase or exchange as a convenience to Warrantholders; provided that any such notice shall state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Warrants or as contained in any notice of repurchase or exchange and that reliance may be placed only on the other identification numbers printed on the Warrants. The Company will promptly notify the Warrant Agent of any change in the CUSIP numbers.

         2.5      Temporary Securities.

         Pending the preparation of definitive Warrants, the Company may execute and the Warrant Agent shall authenticate and deliver temporary Warrants (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Warrant Agent). Temporary Warrants shall be issuable as registered Warrants, of any authorized denomination, and substantially in the form of the definitive Warrants but with such omissions, insertions and variations as may be appropriate for temporary Warrants, all as may be determined by the Company with the concurrence of the Warrant Agent. Temporary Warrants may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary Warrant shall be executed by the Company and be authenticated by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrants. Without unreasonable delay the Company shall execute and shall furnish definitive Warrants and thereupon temporary Warrants may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 12.3, and the Warrant Agent shall authenticate and deliver in exchange for such temporary Warrants definitive Warrants of authorized denominations exercisable for a like number of Warrant Shares. Until so exchanged the temporary Warrants shall be entitled to the same benefits under this Agreement as definitive Warrants.

         2.6      Effective Registration.

         In the event the Company has an Effective Registration, the Company shall notify the Warrant Agent within two Business Days after the Effective Date. Promptly after delivering to the Warrant Agent notice of the Effective Registration, the Company shall cause to be delivered to the Warrant Agent certificates for Warrants without legends and the Warrant Agent shall authenticate and deliver certificated Warrants without legends to Holders presenting their certificated Warrants for exchange to transferees of Warrants covered by the Warrants Shelf Registration in the names and denominations specified by them.

3.       EXERCISE AND EXPIRATION OF WARRANTS

         3.1      Right to Acquire Warrant Shares Upon Exercise.

         Each Warrant Certificate (or prior to the Unit Termination Date, each Unit Certificate) shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one Warrant Share at the Warrant Price, subject to adjustment as provided in this Agreement. The Warrant Price shall be adjusted from time to time as required by Section 6.1. The Warrants are exercisable at any time after the Separation Date and on or prior to the Expiration Date.

         3.2      Exercise and Expiration of Warrants.

                  (a) Exercise of Warrants. Subject to the terms and conditions set forth herein, including, without limitation, the exercise procedure described in Section 3.2(c), a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Separation Date until 5:00 p.m., New York City time, on the Expiration Date (subject to earlier expiration pursuant to Section 5) for the Warrant Shares purchasable thereunder. The Company shall notify the Warrant Agent promptly if the Separation Date occurs prior to March 8, 1998 in accordance with Section 13.3.

                  (b) Expiration of Warrants. The Warrants shall terminate and become void as of 5:00 p.m., New York time on the Expiration Date, subject to earlier expiration in accordance with Section 5. In the event that the Warrants are to expire by reason of Section 5, the term "Expiration Date" shall mean such earlier date for all purposes of this Agreement.

                  (c) Method of Exercise. The Holder may exercise all or any of the Warrants by either of the following methods:

                           (i) The Holder may deliver to the Warrant Agent at
                  the Corporate Agency Office (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be purchased, (B) the Warrant Certificate evidencing such Warrants and (C) a sum equal to the aggregate Warrant Price for the Warrant Shares into which such Warrants are being exercised, which sum shall be paid in any combination elected by such Holder of (x) certified or official bank checks in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the corporate Agency Office, or (y) wire transfers in immediately available funds to the account of the company at such banking institution as the company shall have given notice to the Warrant Agent and the Holders in accordance with Section 13.1(b); or

                           (ii) The Holder may also exercise all or any of the
                  Warrants in a "cashless" or "net-issue" exercise by delivering to the Warrant Agent at the Corporate Agency Office (A) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the number of Warrant Shares with respect to which such Warrants are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (B) the Warrant Certificate evidencing such Warrants. For purposes of this subparagraph
                  (ii), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Current Market Price per share of Common Shares minus (y) the then-current Warrant Price.

                  (d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 9, as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  (e) Issuance of Warrant Shares. Upon surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Warrant Price in respect of the exercise of one or more Warrants evidenced thereby, the Warrant Agent shall, when such payment is received, deliver to the Company the notice of exercise received pursuant to Section 3.2(c), and, in accordance with Section 3.3, deliver or deposit all funds received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five Business Days after receipt by the Company of such notice of exercise, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with
Section 3.6, together with an amount in cash in lieu of any fractional share(s) determined in accordance with Section 6.4. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 2.2 and Section 3.4, such other Person as shall be designated by the Holder in such notice (the Holder or such other Person being referred to herein as the "Recipient").

                  (f) Time of Exercise. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which all requirements set forth in Section 3.2(c) applicable to such exercise have been satisfied. Subject to Section 6.1(f)(iv), certificate(s) evidencing the Warrant Shares issued upon the exercise of such Warrant shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Warrant Shares as of such time.

                  (g) Exercise of Certain Warrants Evidenced by Unit Certificates. In the event Warrants continue to be evidenced by Unit Certificates after the Separation Date, a holder of a Unit Certificate may, from and after the Separation Date but prior to 5:00 p.m., New York time on the Unit Termination Date, exercise all (but not less than all) the Warrants evidenced thereby by complying with Section 3.2 (c) hereof and delivering the Unit Certificate evidencing the Warrants to the Warrant Agent in lieu of a Warrant Certificate. A notation shall be placed on the Unit Certificate by the Warrant Agent indicating that the Warrants evidenced by such Unit Certificate have been fully exercised and accordingly such Warrants are no longer outstanding. The noted Unit Certificate shall be delivered by the Warrant Agent to the offices of the Registrar for cancellation and reissuance to the registered holder in the appropriate form of Note. Registered holders of Unit Certificates as of the Unit Termination Date shall also be entitled to exercise the Warrants to which they are entitled prior to issuance of their Warrant Certificates pursuant to Section 2.1(b) by complying with Section 3.2(c) except that delivery of a Warrant Certificate shall not be required, whereupon such registered holder shall be entitled to receive a Warrant Certificate only with respect to any unexercised Warrants. The Warrant Agent shall keep a record of Unit Certificates (by number and registered holder) that have been properly tendered to the Warrant Agent for Warrant exercise pursuant to this Section 3.2(g).

         3.3      Application of Funds Upon Exercise of Warrants.

         Any funds delivered to the Warrant Agent upon exercise of any Warrant(s) shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

         3.4      Payment of Taxes.

         The Company shall pay any and all taxes (other than income taxes) and other charges that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for Warrant Shares or payment of cash to any Recipient other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

         3.5      Surrender of Certificates.

         Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such canceled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

         3.6      Shares Issuable.

         The number of Warrant Shares "issuable upon exercise" of Warrants at any time shall be the number of Warrant Shares into which such Warrants are then exercisable. The number of Warrant Shares "into which each Warrant is exercisable" initially shall be one share, subject to adjustment as provided in
Section 6.1.

4.       REGISTRATION RIGHTS

         The Warrantholders and holders of Warrant Shares shall have the registration rights provided for in the Registration Rights Agreement. The Warrant Agent shall keep copies of the Registration Rights Agreement available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of the Registration Rights Agreement as the Warrant Agent may request.

5.       DISSOLUTION, LIQUIDATION OR WINDING UP

         If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders of Warrant Certificates in the manner provided in Section 13 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of the Common Shares shall be entitled to exchange their shares for moneys, securities or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of Warrant Certificates shall be entitled to receive the moneys, securities or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price) and the rights to exercise the Warrants shall terminate.

         In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deposit with the Warrant Agent any moneys, securities or other property which the Holders are entitled to receive under this Agreement, together with a Company Order as to the distribution thereof. After receipt of such deposit from the Company and after any Holder has surrendered a Warrant Certificate to the Warrant Agent, the Warrant Agent shall make payment in the appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 5 except such as it shall agree with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Section 5 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; provided that moneys, securities or other property need not be segregated from other moneys, securities or other property held by the Warrant Agent except to the extent required by law.

6.       ADJUSTMENTS

         6.1      Adjustments.

         The number of Warrant Shares into which each Warrant is exercisable and the Warrant Price shall be subject to adjustment from time to time after the Effective Date in accordance (and only in accordance) with the provisions of this Section 6:

                  (a) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time after the Effective Date the Company shall:

                           (i) pay to the holders of its Common Shares a dividend payable in, or make any other distribution on any class of its capital stock in, Common Shares (other than a dividend or distribution upon a merger or consolidation or sale to which Section 6.1(h) applies);

                           (ii) subdivide its outstanding Common Shares into a larger number of Common Shares (other than a subdivision upon a merger or consolidation or sale to which Section 6.1(h) applies); or

                           (iii) combine its outstanding Common Shares into a smaller number of Common Shares (other than a combination upon a merger or consolidation or sale to which Section 6.1(h) applies);

then, (x) in the case of any such dividend or distribution, effective immediately after the opening of business on the day after the date for the determination of the holders of Common Shares entitled to receive such dividend or distribution or (y) in the case of any subdivision or combination, effective immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number of Warrant Shares determined by (A) in the case of any such dividend or distribution, multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the day for determination by a fraction (not to be less than one), (1) the numerator of which shall be equal to the sum of the number of Common Shares outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (2) the denominator of which shall be equal to the number of Common Shares outstanding at the close of business on such date for determination, or (B) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the day upon which such subdivision or combination becomes effective.

                  (b) Certain Other Dividends and Distributions. In case at any time or from time to time after the Effective Date the Company shall effect a Non-Stock Dividend (other than any dividend or distribution of any warrants, options or rights referred to in Section 6.1(d)), then, and in each such case, effective immediately after the opening of business on the day after the date for the determination of the holders of Common Shares entitled to receive such distribution, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of Warrant Shares into which each Warrant is exercisable immediately prior to the close of business on the date of determination by a fraction, (i) the numerator of which shall be the Current Market Price per Common Share on such date of determination and (ii) the denominator of which shall be such Current Market Price per Common Share minus the portion applicable to one Common Share of the fair market value (as determined in good faith by the Board of Directors of the Company) of such securities or other assets so distributed.

                  (c) Reclassifications. A reclassification of the Common Shares (other than any such reclassification in connection with a merger or consolidation or sale to which Section 6.1(h) applies) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Shares of such shares of such other class of stock for the purposes and within the meaning of Section 6.1(b) (and the effective date of such reclassification shall be deemed to be "the date for the determination of the holders of Common Shares entitled to receive such distribution" for the purposes and within the meaning of Section 6.1(b)) and, if the outstanding number of Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares for the purposes and within the meaning of Section 6.1(a) (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" for the purposes and within the meaning of Section 6.1(a)).

                  (d) Distribution of Warrants or Other Rights to Holders of Common Shares. In case at any time or from time to time after the Effective Date the Company shall make a distribution to all holders of outstanding Common Shares of any warrants, options or other rights to subscribe for or purchase any Additional Common Shares or securities convertible into or exchangeable for Additional Common Shares (other than a distribution of such warrants, options or rights upon a merger or consolidation or sale to which Section 6.1(h) applies), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which Additional Common Shares may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price per Common Share on the date fixed for determination of the holders of Common Shares entitled to receive such distribution, then, and for each such case, effective immediately after the opening of business on the day after the date for determination, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after such date for determination by a fraction (not less than one), (i) the numerator of which shall be the number of Common Shares outstanding at the close of business on such date for determination plus the maximum number of Additional Common Shares issuable pursuant to all such warrants or other rights and (ii) the denominator of which shall be the number of Common Shares outstanding at the close of business on such date for determination plus the number of Common Shares that the minimum consideration received and receivable by the Company for the issuance of such maximum number of Additional Common Shares pursuant to the terms of such warrants or other rights would purchase at such Current Market Price.

                  (e) Superseding Adjustment of Number of Warrant Shares into Which Each Warrant is Exercisable. In case at any time after any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to Section 6.1(d) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to this Section 6.1(e), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Company by written notice to the Warrant Agent, such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled as to any then outstanding Warrants, and the Additional Common Shares that were deemed for purposes of the computations set forth in Section 6.1(d) to have been issued or sold by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been distributed.

                  (f) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Warrant Shares into which each Warrant is exercisable and to the Warrant Price under this Section 6.1:

                           (i) Treasury Stock. The sale or other disposition (other than any shares specified in the definition of "Additional Common Shares") of any issued Common Shares owned or held by or for the account of the Company shall be deemed an issuance or sale of Additional Common Shares for purposes of this Section 6. The Company shall not pay any dividend on or make any distribution on Common Shares held in the treasury of the Company. For the purposes of this Section 6.1, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

                           (ii) When Adjustments Are to be Made. The adjustments required by Sections 6.1(a), 6.1(b) 6.1(c) and 6.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Warrant Shares into which each Warrant is exercisable that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Warrant Shares into which each Warrant is exercisable immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(d) and not previously made, would result in such minimum adjustment.

                           (iii) Fractional Interests. In computing adjustments under this Section 6, fractional interests in Common Shares shall be taken into account to the nearest one-thousandth of a share.

                           (iv) Deferral of Issuance upon Exercise. In any case in which this Section 6 shall require that an adjustment to the Warrant Shares into which each Warrant is exercisable be made effective pursuant to Section 6.1(a)(i), 6.1(b) or 6.1(d) prior to the occurrence of a specified event and any Warrant is exercised after the tine at which the adjustment became effective but prior to the occurrence of such specified event the Company may elect to defer until the occurrence of such specified event the issuing to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and may delay registering such Holder or other Person as the recordholder of, the Warrant Shares over and above the Warrant Shares issuable upon such exercise determined in accordance with
         Section 3.6 on the basis of the Warrant Shares into which each Warrant is exercisable prior to such adjustment determined in accordance with
         Section 3.6; provided, however, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument evidencing the right of such Holder or other Person to receive, and to become the record holder of, such Additional Common Shares, upon the occurrence of the event requiring such adjustment.

                  (g) Warrant Price Adjustment. Whenever the number of Warrant Shares into which a Warrant is exercisable is adjusted as provided in this
Section 6.1, the Warrant Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately thereafter.

                  (h) Merger, Consolidation or Combination. In the event the Company merges, consolidates or otherwise combines with or into any Person, then, as a condition of such merger, consolidation or combination, lawful and adequate provisions shall be made whereby Warrantholders shall, in addition to their other rights hereunder, thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement upon exercise of the Warrants and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                  (i) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of any of the Warrant Shares into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non assessable Warrant Shares at such adjusted Warrant Price.

                  (j) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Warrant Price, in addition to those changes required by Section 6.1(a), 6.1(b), 6.1(c), 6.1(d) or 6.1(g), as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the Recipients.

                  (k) Warrants Deemed Exercisable. For purposes solely of this
Section 6, the number of Warrant Shares which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time, although such Warrant may not be exercisable in full at such time pursuant to Section 3.2(a).

                  (l) Limitations on Certain Non-Stock Dividends. The Company agrees that it will not declare or pay any Non-Stock Dividend subject to Section 6.1(b) hereof to the extent that the fair market value of the property or other assets to be distributed in respect of one Common Share equals or exceeds the Current Market Price per Common Share at the date of determination.

         6.2      Notice of Adjustment.

         Whenever the number of Warrant Shares into which a Warrant is exercisable is to be adjusted, or the Warrant Price is to be adjusted, in either case as herein provided, the Company shall compute the adjustment in accordance with Section 6.1, shall, promptly after such adjustment becomes effective, cause a notice of such adjustment or adjustments to be given to all Holders in accordance with
Section 13.1(b) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares into which each Warrant is exercisable after such adjustment, or the adjusted Warrant Price, as the case may be, and setting forth in brief a statement of the facts requiring such adjustment and the computation by which such adjustment was made. As provided in Section 11.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

         6.3      Statement on Warrant Certificates.

         Irrespective of any adjustment in the number or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable pursuant to this Agreement.

         6.4      Fractional Interest.

         The Company shall not issue fractional Warrant Shares on the exercise of Warrants. If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 6.4, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall, in lieu of issuing any fractional Warrant Shares, pay an amount in cash calculated by it to be equal to the then Current Market Price per Common Share on the date of such exercise multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a stock certificate representing a fraction of a Warrant Share.

7.       LOSS OR MUTILATION

         Upon (i) receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and such security or indemnity as may be required by them to save each of them harmless and (ii) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Warrant Agent and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) and (ii) of the preceding sentence were first satisfied.

         Upon the issuance of any new Warrant Certificate under this Section 7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

         Every new Warrant Certificate executed and delivered pursuant to this
Section 7 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

         The provisions of this Section 7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

8.       RESERVATION AND AUTHORIZATION OF WARRANT SHARES

         The Company shall at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants as herein provided, such number of its authorized but unissued Warrant Shares deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Shares are then listed. The Company covenants that (i) all Warrant Shares that may be issued upon exercise of Warrants shall upon issuance be duly and validly authorized, issued and fully paid and nonassessable and free of preemptive or similar rights and (ii) the stock certificates issued to evidence any such Warrant Shares will comply with the Oklahoma General Corporation Act and any other applicable law.

         The Company hereby authorizes and directs its current and future transfer agents for the Common Shares at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of all of the Warrants in accordance with Section 3.2(b), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no Warrant Shares shall be reserved in respect of such Warrants.

9.       WARRANT TRANSFER BOOKS

         The Warrant Agent will maintain an office (the "Corporate Agency Office") in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is 40 Wall Street, New York, New York 10005, Attention: Michael Karfunkel, on the date hereof. The Warrant Agent will give prompt written notice to all Holders of Warrant Certificates of any change in the location of such office.

         The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the "Warrant Register") in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

         Subject to Section 2.4, upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

         Subject to Section 2.4, (i) at the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants and (ii) whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

         All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

         Subject to Section 2.4, every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

         The Warrant Agent shall, upon request of the Company from time to time, deliver to the

Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Warrant Shares as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

         The Warrant Agent shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection by the Holders (or any holders of Unit Certificates) during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

10.      WARRANT HOLDERS

         10.1     Voting or Dividend Rights.

         Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided in Section 5, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by this Agreement or Warrant Certificate held by such Holder.

         10.2     Rights of Action.

         All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder's own behalf and for such Holder's own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.

         10.3     Treatment of Holders of Warrant Certificates.

         Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant

Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

         10.4     Communications to Holders.

                  (a) If any Holder of a Warrant Certificate applies in writing to the Warrant Agent and such application states that the applicant desires to communicate with other Holders with respect to its rights under this Agreement or under the Warrants, then the Warrant Agent shall, within five (5) Business Days after the receipt of such application, and upon payment to the Warrant Agent by such applicant of the reasonable expenses of preparing such list, provide to such applicant a list of the names and addresses of all Holders of Warrant Certificates as of the most recent practicable date.

                  (b) Every Holder of Warrant Certificates, by receiving and holding the same, agrees with the Company and the Warrant Agent that neither the Company nor the Warrant Agent nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 10.4(a).

11.      CONCERNING THE WARRANT AGENT

         11.1     Nature of Duties and Responsibilities Assumed.

         The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

         The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert or (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to
Section 6 hereof
with respect to the kind and amount of shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 6 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 6 hereof or to comply with any of the covenants of the Company contained in Section 12 hereof.

         The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, offered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.

         The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

         The Warrant Agent is hereby authorized to accept and is protected in accepting, and may rely upon without otherwise verifying, the list of registered holders of Unit Certificates as of the close of the Unit Termination Date as set forth in Section 2.1(c) and related information furnished by the Registrar for the purpose of determining those holders who are entitled to receive Warrant Certificates, and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in reliance upon such lists and information furnished by the Registrar.

         The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided that reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

         The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

         The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

         11.2     Right to Consult Counsel.

         The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         11.3     Compensation, Reimbursement and Indemnification.

         The Company agrees to pay the Warrant Agent from time to time compensation for all fees and expenses relating to its services hereunder as the Company and the Warrant Agent may agree from time to time and to reimburse the Warrant Agent for reasonable expenses and disbursements, including reasonable counsel fees and expenses incurred in connection with the execution and administration of this Agreement. The Company further agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence, bad faith or willful misconduct.

         11.4     Warrant Agent May Hold Company Securities.

         The Warrant Agent, any Countersigning Agent and any stockholder, director, officer or employee of the Warrant Agent or any Countersigning Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent or the Countersigning Agent, respectively, under this Agreement. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

         11.5     Resignation and Removal; Appointment of Successor.

                  (a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 13.1(b) to each Holder of a Warrant Certificate of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and is ordinarily in the business as a transfer agent for publicly held securities. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this
Section 11.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new Warrant Agent, as the case may be.

                  (b) Any corporation into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 11.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 13.1(b) to each Holder of a Warrant Certificate at such Holder's last address as shown on the Warrant Register.

         11.6     Appointment of Countersigning Agent.

                  (a) The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 7, and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent. Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be a corporation doing business under the laws of the United States of America or any State thereof in good standing, authorized under such laws to act as Countersigning Agent, and having a combined capital and surplus of not less than $100,000,000. The combined capital and surplus of any such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.

                  (b) Any corporation into which a Countersigning Agent may be merged, or any corporation resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act, provided that such corporation would be eligible for appointment as a new Countersigning Agent under the provisions of Section 11.6(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 13.1(b) to each Holder of a Warrant Certificate at such Holder's last address as shown on the Warrant Register.

                  (c) A Countersigning Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving thirty (30) days' prior written notice thereof to such Countersigning Agent and to the Company.

                  (d) The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section, and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 11.3.

                  (e) Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in Section 11.1.

12.      ADDITIONAL COVENANTS OF THE COMPANY

         12.1     Reports to Holders.

                  (a) Whether or not required by Sections 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (i) within ninety (90) days after the end of the last fiscal year such annual reports as would be required by Sections 13 or 15(d) of the Exchange Act, (ii) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year such quarterly reports as would be required by Section 13 or 15(d) of the Exchange Act and (iii) all other reports and information as would be required by Sections 13 or 15(d) of the Exchange Act. Within fifteen (15) days after the same shall be filed with the SEC, the Company shall file with the Warrant Agent, and make available to each Holder of Warrants, without cost to such Holder, copies of such reports or other information. The provisions of this Section 12.1 shall cease to apply to the Company upon the occurrence of a Non-Surviving Combination provided the successor to the Company assumes the obligations of the Company (including under this Section 12.1) in accordance with Section 19.

                  (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all reports and other documents and information that the Warrant Agent may be required to deliver to the Holders of the Warrants under this Section 12.1.

         12.2     Compliance with Agreements.

         The Company shall comply in all material respects with the terms and conditions of the Indenture, dated as of September 9, 1997, by and among the Company, the Guarantors and The Bank of New York, as trustee, and the Registration Rights Agreement.

         12.3     Maintenance of Office.

         So long as any of the Warrants remain outstanding, the Company will maintain in the City of New York the following: (a) an office or agency where the Warrants may be presented for exercise, (b) an office or agency where the Warrants may be presented for registration of transfer and for exchange as in this Agreement provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the office of the Warrant Agent at American Stock Transfer & Trust Company, 40 Broad Street, New York, New York 10004, or such other location as the Company may designate upon notice from the Warrant Agent as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Agency Office.

13.      NOTICES

         13.1     Notices Generally.

                  (a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

                  If to the Company, to it at:

                           Gothic Energy Corporation
                           5727 South Lewis Avenue
                           Suite 700
                           Tulsa, Oklahoma  74105

                           Attention: President
                           Telecopy No.:  (918) 749-5882

                                    or

                  If to the Warrant Agent, to it at:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York  10005

                           Attention: Michael Karfunkel
                           Telecopy No.: (718) 236-4588

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 13.1(a).

         All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively.

         Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

                  (b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

         13.2     Required Notices to Holders.

         In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares for which an adjustment is required to be made pursuant to Section 6, (ii) to distribute to the holders of its Common Shares rights to subscribe for or to purchase any Additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares, (iv) to effect any transaction described in Section 6.1(h) or (v) to effect the liquidation, dissolution or winding up of the Company, then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Holder of a Warrant Certificate, in accordance with Section 13.1(b), a notice of such proposed action or event. Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution; and (y) the date on which such reclassification, transaction, event, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, transaction, event, liquidation, dissolution or winding up. Such notice shall be given, in the case of any action covered by clause (i) or (ii) above, at least ten (10) days prior to the record date for determining holders of the Common Shares for purposes of such action or, in the case of any action covered by clauses (iii) through (v), at least twenty (20) days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, if applicable.

         If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 13.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 13.1(b) hereof.

         13.3     Company Notices to Warrant Agent.

         The Company shall notify the Warrant Agent on or prior to the occurrence of the Separation Date if the Separation Date occurs before March 8, 1998. The Company shall notify the Warrant Agent at least five Business Days prior to the occurrence of the Unit Termination Date if the Unit Termination Date will occur before March 8, 1998.

14.      APPLICABLE LAW

         THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

15.      PERSONS BENEFITING

         This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns and the Holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or any part hereof. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

16.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.      AMENDMENTS

         The Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; provided, however, that in either case, such amendment shall not adversely affect the rights or interests of the Holders of the Warrant Certificates hereunder in any material respect. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Warrant Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein).

         The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 17, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

         Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 13.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

18.      INSPECTION

         The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the Corporate Agency Office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

19.      SUCCESSOR TO THE COMPANY

         So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Combination unless the acquirer (or its parent company under any triangular acquisition) shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 6.1(h). Upon the consummation of such Non-Surviving Combination, the acquirer (or its parent company under any triangular acquisition) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer (or its parent company under any triangular acquisition) had been named as the Company herein.

20.      ENTIRE AGREEMENT

         This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

21.      HEADINGS

         The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        GOTHIC ENERGY CORPORATION

                                        By:
                                           ----------------------------------
                                           Michael K. Paulk
                                           President

                                        AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY

                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                       FORM OF FACE OF WARRANT CERTIFICATE

                           [Restricted Warrant Legend]

         [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
         (2), (3) OR (7) UNDER THE SECURITIES ACT) WHICH IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IS NOT A U.S. PERSON AND IS PURCHASING IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND HAS NOT ENGAGED IN, AND PRIOR TO THE EXPIRATION OF THE 40-DAY RESTRICTED PERIOD PROVIDED FOR IN RULE 903 OF REGULATION S, WILL NOT OFFER OR SELL THESE SECURITIES OR TO A U.S. PERSON OR FOR THE ACCOUNT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(O) OF REGULATION S IN THE UNITED STATES, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS COMPLIES

-------------------------
         1        Include this legend for Global Warrants.

         WITH RULE 144 UNDER THE SECURITIES ACT) AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (COPIES OF SUCH FORM CAN BE OBTAINED FROM THE WARRANT AGENT), PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE WARRANT AGREEMENT MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE (C) PRIOR TO THE EXPIRATION OF THE "40- DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE WARRANT AGREEMENT PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" DESCRIBED ABOVE, A CERTIFICATE (WHICH MAY BE OBTAINED FROM THE WARRANT AGENT ) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE WARRANT AGENT, (E) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL

         OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                            GOTHIC ENERGY CORPORATION

                               WARRANT CERTIFICATE

                                   EVIDENCING

                       WARRANTS TO PURCHASE COMMON SHARES

                (VALID ONLY IF COUNTERSIGNED BY THE WARRANT AGENT

                               AS PROVIDED HEREIN)

No.   ________________                         _______________ Warrants

         THIS CERTIFIES THAT, for value received, _______________________ ___________________________, or registered assigns, is the registered owner of
______________________ Warrants to Purchase Common Shares of Gothic Energy Corporation, an Oklahoma corporation (the "Company," which term includes any successor thereto under the Warrant Agreement), and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder's option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one Warrant Share for each Warrant evidenced hereby, at the purchase price of $3.00 per share (as adjusted from time to time, the "Warrant Price"), payable in full at the time of purchase, the number of Warrant Shares into which and the Warrant Price at which each Warrant shall be exercisable, each being subject to adjustment as provided in Section 6 of the Warrant Agreement.

         The Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby, on any Business Day from and after the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m., New York City time, on September 1, 2004 (subject to earlier expiration pursuant to Section 5 of the Warrant Agreement, the "Expiration Date") for the Warrant Shares purchasable hereunder.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

         IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

                                        GOTHIC ENERGY CORPORATION
[SEAL]                                  By:
                                            ----------------------------------
                                            Michael K. Paulk
                                            President

ATTEST:

Dated:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY

Warrant Agent

By:
   ------------------------------------------
     Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]

                            GOTHIC ENERGY CORPORATION

                               WARRANT CERTIFICATE

                                   EVIDENCING

                       WARRANTS TO PURCHASE COMMON SHARES

1.       General.

         The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Shares ("Warrants"), limited in aggregate number to 1,400,000 Warrants issued under and in accordance with the Warrant Agreement, dated as of September 9, 1997 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent", which term includes any successor thereto permitted under the Warrant Agreement), to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

         In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

         All Warrant Shares issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for Warrant Shares or payment of cash to any Person other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

         The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates.

2.       Expiration.

         Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. "Expiration Date" shall mean September 1, 2004, or such earlier date as determined in accordance with the Warrant Agreement.

3.       Registration Rights.

         The Warrantholders and the holders of Warrant Shares shall have the registration rights provided for in the Registration Rights Agreement, dated as of September 9, 1997 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors named on the execution pages thereof and the Purchasers named on the execution pages thereof. A copy of the Registration Rights Agreement is on file at the office of the Warrant Agent.

4.       Liquidation of the Company.

         If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, each Warrantholder shall receive the securities, money or other property which such Warrantholder would have been entitled to receive had such Warrantholder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price), and the rights to exercise such Warrants shall terminate.

5.       Anti-Dilution Adjustments.

         The number of Warrant Shares issuable upon exercise of a Warrant shall be adjusted on occurrence of certain events, including, without limitation, the payment of a certain dividends on, or the making of a certain distributions in respect of, the Common Shares, including the distribution of rights to purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price below the Current Market Price. An adjustment shall also be made in the event of a combination, subdivision or reclassification of the Common Shares.

Adjustments will be made whenever and as often as any specified event requires an adjustment to occur.

6.       Procedure for Exercising Warrant.

         Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by either of the following methods:

                  (A) The Holder may deliver to the Warrant Agent at the Corporate Agency Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant Certificate and (iii) a sum equal to the aggregate Warrant Price for the Warrant Shares into which the Warrants represented by this Warrant Certificate are being exercised, which sum shall be paid in any combination elected by such Holder of (x) certified or official bank checks in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the Corporate Agency Office, or (y) wire transfers in immediately available funds to the account of the Company at such banking institution as the Company shall have given notice to the Warrant Agent and the Holders in accordance with the Warrant Agreement; or

                  (B) The Holder may also exercise all or any of the Warrants in a "cashless" or "net-issue" exercise by delivering to the Warrant Agent at the Corporate Agency Office (i) a written notice of such Holder's election to exercise all or a portion of the Warrants evidenced hereby, duly executed by such Holder in the form set forth below, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the number of Warrant Shares with respect to which Warrants represented by this Warrant Certificate are being surrendered in payment of the aggregate Warrant Price for the Warrant Shares to be delivered to the Holder, and (ii) this Warrant Certificate. For purposes of this subparagraph (B), each Warrant Share as to which such Warrants are surrendered in payment of the aggregate Warrant Price will be attributed a value equal to (x) the Current Market Price per share of Common Shares minus (y) the then-current Warrant Price.

7.       Registered Holder.

         Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

8.       Amendment.

         The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.

9.       Status as Warrantholder.

         Prior to the exercise of the Warrants, except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Shares of the Company, including, without limitation, the right to vote at, or to receive any notice of, any meetings of stockholders of the Company; (ii) the consent of any Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided with respect to the dissolution, liquidation or winding up of the Company, no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no Holder shall have any right not expressly conferred by the Warrant Agreement or Warrant Certificate held by such Holder. Notwithstanding anything herein to the contrary, if the Company declares and pays any cash dividend or makes any distribution in cash in respect of its Common Shares, it shall pay each Holder of Warrants an amount in cash equal to the amount that such Holder would have received had it been a holder of record of the Warrant Shares issuable upon exercise of its Warrants immediately prior to the record date for such dividend or distribution.

10.      Governing Law.

         This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws to the extent that application of the law of another jurisdiction would be required thereby.

11.      Definitions.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                                FORM OF EXERCISE

         In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise ____________________ Warrants evidenced by this Warrant Certificate or represents that such Holder has tendered the Warrant Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of $_________ in the indicated combination of:

                           (i)      cash ($____________);

                           (ii) certified bank check payable to the order of the Company ($________);

                           (iii) official bank check in New York Clearing House funds payable to the order of the Company ($_________); or

                           (iv) wire transfer in immediately available funds to the account designated by the Company for such purpose ($________).

         The undersigned requests that the Warrant Shares issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

         If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.


Dated:                                      Name:
      -----------------------------              ------------------------------
                                                     (Please Print)

         ----------------------------
         (Insert Social Security or Other
         Identifying Number of Holder)                  Address:
                                                                ---------------

                                                       ------------------------

                                                       ------------------------
                                                        Signature

                                                       (Signature must conform
                                                       in all respects to name
                                                       of Holder as specified on
                                                       the face of this Warrant
                                                       Certificate and must bear
                                                       a signature guarantee by
                                                       a bank, trust company or
                                                       member firm of a national
                                                       securities exchange.)

Signature Guaranteed:

         Instructions (i) as to denominations and names of Warrant Shares issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   Assignment

                  (Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto

                  Please insert social security
                  or other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:

                                                  ------------------------------
                                                   Signature

                                                   (Signature must conform in
                                                   all respects to name of
                                                   Holder as specified on the
                                                   face of this Warrant
                                                   Certificate and must bear a
                                                   signature guarantee by a
                                                   bank, trust company or member
                                                   firm of a national securities
                                                   exchange.)



Signature Guaranteed:

                                                                       EXHIBIT B

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE

           (Transfers Pursuant to ss.2.4(a) of the Warrant Agreement)

                                                           ______________, 199__



American Stock Transfer and Trust
40 Wall Street
New York, New York 10005
Attention:  ________________________

Re:      Gothic Energy Corporation Warrants to Purchase Common Shares (the
         -----------------------------------------------------------------
         "Warrants")
         -----------

         Reference is hereby made to the Warrant Agreement dated as of September 9, 1997 (the "Warrant Agreement") between Gothic Energy Corporation and American Stock Transfer & Trust Company, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant Agreement.

         This letter relates to Warrants exercisable for an aggregate of _________ Common Shares ("Warrant Shares"), which Warrants are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Warrants to the undersigned.

         In connection with such request, and in respect of such Warrants, we confirm that:

1. We have received a copy of the Offering Memorandum, dated September 2, 1997, relating to the Units and such other information as we deem necessary in order to make our investment decision.

2. We understand that the Units, Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Units, Warrants or Warrant Shares to offer, sell or otherwise transfer such securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate or the Company was the owner of such securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Units, Warrants or Warrant Shares are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a Qualified Institutional Buyer (as defined in Rule 144A) that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) which is an institution (an "Institutional Accredited Investor") that is purchasing for his own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act,
(e) pursuant to the resale limitations provided by Rule 144 under the Securities Act (if available), (f) outside the United States to a person who is not a U.S. person in an offshore transaction meeting the requirements of Rule 904 of the Securities Act, or (g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities law. The foregoing restrictions on sale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Units, Warrants or Warrant Shares is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring such Units, Warrants or Warrant Shares for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Warrant Agent reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Units, Warrants or Warrant Shares pursuant to clauses (d), (e), (f) or (g) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Warrant Agent.

3. We are an Institutional Accredited Investor or, if the transfer is of a beneficial interest in the Global Warrant, a Qualified Institutional Buyer, in either case purchasing for our own account or for the account of such an Institutional Accredited Investor as to each of which we exercise sole investment discretion and we are acquiring the Units, Warrants or Warrant Shares for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investments for an indefinite period.

4. All of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,



                                                   -----------------------------
                                                (Name of Purchaser)

                                        By:
                                           -----------------------------

                                           Name:
                                                ------------------------

                                           Title:
                                                 ------------------------

                                        Date:
                                             ----------------------------

     Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:

Name:
     -----------------------------------------

Address:
        --------------------------------------



Taxpayer ID Number:
                   ----------------------------

                                                                       EXHIBIT C

                                 FORM OF LEGAL
                              OPINION ON TRANSFER




                                                  ______________________, 199___

American Stock & Transfer Company
40 Wall Street
New York, New York 10005
Attention:  ________________________

Re:      Gothic Energy Corporation Warrants to Purchase Common Shares
         ------------------------------------------------------------

Ladies and Gentlemen:

         This opinion is being furnished to you in connection with the sale by ______________ (the "Transferor") to _________________________ (the "Purchaser")
of Warrants to Purchase Common Shares exercisable for an aggregate of _________ Common Shares, par value $.01 per share, of Gothic Energy Corporation (the "Warrants").

         We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations contained in the Accredited Investor Transferee Certificate executed and delivered by the Purchaser in connection with its purchase of the Warrants made by the parties executing such document. We have also assumed that the sale of the Warrants to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

         Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Warrants does not require registration of such Warrants under the Securities Act.

                                            Very truly yours,

                                      F-1